Owlet Announces Third Quarter 2023 Financial Results
LEHI, Utah--(BUSINESS WIRE)-- Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT) today reported financial results for the third quarter ended September 30, 2023. Owlet’s Chief Executive Officer, Kurt Workman, and Chief Financial Officer, Kate Scolnick, will host a conference call to review the Company’s results and provide a business update today, November 13, 2023, at 4:30 p.m. ET.
Q3 2023 Highlights and Recent Developments
· Achieved de novo FDA- authorization for Dream Sock® – the first and only over-the-counter, medical grade pulse oximeter classified by FDA for healthy infants and preparing for launch by December 2023.
· Achieved revenues of $9.2 million as the Company entered into a new arrangement to start selling products directly to Amazon.com, Inc. under a first-party seller relationship shifting Amazon revenues into Q4.
· Operating expenses of $11.2 million compared to operating expenses of $26.4 million in the same period in 2022.
· Gross margin was 36.3% for the quarter compared to gross margin of 26.6% in the same period in 2022.
· Began FDA-cleared BabySatTM monitoring system market introduction to healthcare providers with commercial launch target by the end of 2023.
“Last week our focus and investments into FDA clearance were realized with the announcement of the first ever health monitor for babies at home. This clearance along with the Q2 announcement of BabySat clearance reposition Owlet for future growth.” said Kurt Workman, Owlet’s Chief Executive Officer. “Owlet continues to deliver against our strategic initiatives and our conviction in the Company mission remains strong.

We’ve grown our sell-through sequentially every quarter this year and have increased our total year to date sell-through over last year while reducing our marketing spend by 75%. While a large portion of our annual Amazon platform sell-in revenue timing shifted from Q3 into Q4 this year versus last year, demand for our Dream Sock and Dream Duo products remains strong as we enter Q4 and our retail partners are looking forward to the holiday season with the recent announcement of FDA Clearance.”

Financial Results for the Third Quarter Ended September 30, 2023
Revenues for the third quarter of 2023 were approximately $9.2 million. This compares to revenues of $17.4 million in the third quarter of 2022.
During the third quarter, the Company entered into an arrangement to start selling products directly to Amazon.com, Inc. under a first-party seller relationship. Product shipments began in the first week of October 2023, resulting in a decrease in total Company revenue recognized in the third quarter year over year, as no sell-in revenue was recognized related to the former customers or Amazon.com during the quarter, compared to the prior year.

Cost of revenues for the third quarter of 2023 was approximately $5.9 million with a gross margin of 36.3%, compared to cost of revenues of $12.7 million for the third quarter of 2022 with a gross margin of 26.6%.
Operating expenses were approximately $11.2 million in the third quarter of 2023, compared to $26.4 million for the same period in 2022. The Company remains focused on controlling costs across the business, completing regulatory submissions and achieving adjusted EBITDA margin profitability in 2023.
Operating loss and net loss were approximately $7.9 million and $5.6 million, respectively, for the third quarter of 2023, compared to $21.8 million and $19.4 million, respectively, for the third quarter of 2022.
Adjusted EBITDA loss was approximately $5.5 million in third quarter 2023, compared to $18.4 million for the third quarter of 2022.
Net loss per share was $(0.84) for the third quarter of 2023, compared to $(2.42) for the third quarter of 2022. Adjusted net loss per share was $(0.70) for third quarter 2023, compared to adjusted net loss per share of $(2.40) for the same period in 2022.
Financial Outlook
The Company will speak to its financial outlook as part of the business update provided during Owlet’s conference call on November 13, 2023 at 4:30 p.m. ET. Conference call details are provided below and on the Company’s Investor Relations website at Events & Presentations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s growth prospects, expanded product offerings and the impacts of new regulatory clearances or authorizations of the Company’s products. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” “the negation thereof”, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in, or implied by, the Company’s forward-looking statements. Such factors include, but are not limited to: (i) the Company’s ability to implement processes, procedures and operations necessary to market and sell medical devices; (ii) the regulatory pathway for the Company’s products, including submissions to, actions taken by, and decisions and responses from, regulators such as the U.S. Food and Drug Administration and similar regulators outside of the United States, as well as the Company’s ability to obtain and maintain regulatory approval or certification for its products; (iii) the Company’s ability to grow and profitably manage growth; (iv) the Company’s ability to enhance future operating and financial results to continue as a going concern; (v) the Company’s ability to obtain additional financing in the future (vi) risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet its debt service obligations and operate the business; (vii) the Company’s ability to maintain its listing on the New York Stock Exchange, (viii) the Company’s ability to implement strategic initiatives, reduce costs, grow revenues, develop and successfully market and launch new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (ix) the Company’s ability to acquire, defend and protect its intellectual property (x) the ability of the Company to satisfy regulatory requirements, including, but not limited to, those concerning privacy, data protection, breaches and loss, and any other requirements applicable to, or stemming from, the Company’s digital platforms and technologies; (xi) the Company’s ability to maintain relationships with customers, manufacturers and suppliers, and retain management and key employees; (xii) the Company’s ability to upgrade and maintain its information technology systems; (xiii) changes in applicable laws or regulations; (xiv) the impact of and disruption to the Company’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events; (xv) t adverse impacts of other economic, business, regulatory, competitive or other factors; and (xvi) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated in the Company’s Quarterly Reports on Form 10-Q, and as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties, or to predict whether and how such events may affect the Company. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share.
The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share provide a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.
The Company’s non-GAAP financial measures should not be considered as an alternative to net loss or net loss per share as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, and depreciation and amortization.
Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, depreciation and amortization, restructuring costs, warrant liability adjustments, gain on loan forgiveness, stock-based compensation, and transaction costs. Adjusted net loss is defined as net loss adjusted for restructuring costs, warrant liability adjustments, stock-based compensation, and transaction costs. Adjusted net loss per share is defined as adjusted net loss divided by weighted-average shares of common stock.
EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.
Conference Call and Webcast Information
Owlet will host a conference call and audio webcast today, November 13, 2023, at 4:30 p.m. ET to discuss these results.
To access the conference call by telephone, please dial (833) 470-1428 (domestic) or +44 208-068-2558 (international) and reference Access Code 627533. To listen to the conference call via live audio webcast, please visit the Events section of Owlet’s Investor Relations website at investors.owletcare.com.
A replay of the conference call will be available by telephone by dialing (929) 458-6194 (domestic) or + 1 929 458 6194 (international) and using Access Code 145717. The archived webcast will also be available on Owlet’s Investor Relations website mentioned above.
About Owlet, Inc.
Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. To learn more, visit www.owletcare.com.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$15.2	$11.2
Accounts receivable	9.4	16.0
Inventory	11.0	18.5
Prepaid expenses and other current assets	1.9	5.6
Total current assets	37.5	51.3
Property and equipment, net	0.5	1.1
Right of use assets, net	1.3	2.3
Intangible assets, net	2.2	2.3
Other assets	0.8	1.2
Total assets	$42.3	$58.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18.4	$30.4
Accrued and other expenses	10.1	20.0
Current portion of deferred revenues	0.9	1.1
Line of credit	4.9	4.7
Current portion of long-term debt	6.8	10.4
Total current liabilities	41.1	66.6
Long-term debt, net	0.5	—
Noncurrent lease liabilities	0.1	1.2
Common stock warrant liability	24.2	0.7
Other long-term liabilities	1.5	0.3
Total liabilities	67.3	68.7
Total mezzanine equity	6.9	—
Total stockholders’ equity	(32.0)	(10.6)
Total liabilities and stockholders’ equity	$42.3	$58.1

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	For the Nine Months Ended September 30,
	2023	2022
Net cash used in operating activities	(22.0)	(71.6)
Net cash used in investing activities	—	(1.4)
Net cash provided by financing activities	25.9	1.1
Net change in cash and cash equivalents	3.9	(71.9)

1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$9.2	$17.4	$33.0	$57.2
Cost of revenues	5.9	12.7	20.3	37.3
Gross profit	3.3	4.6	12.7	20.0
Operating expenses:
General and administrative	5.4	9.7	20.4	29.4
Sales and marketing	3.3	9.7	9.8	31.0
Research and development	2.4	7.1	8.1	23.4
Total operating expenses	11.2	26.4	38.3	83.9
Operating loss	(7.9)	(21.8)	(25.6)	(63.9)
Other income (expense):
Interest expense, net	(0.1)	(0.4)	(3.0)	(0.8)
Common stock warrant liability adjustment	2.4	2.9	2.7	4.8
Other income (expense), net	—	—	(0.1)	0.1
Total other income (expense), net	2.2	2.5	(0.4)	4.1
Loss before income tax provision	(5.6)	(19.4)	(26.0)	(59.8)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	(5.6)	(19.4)	(26.0)	(59.8)
Accretion on Series A convertible preferred stock	(1.3)	—	(3.3)	—
Net loss attributable to common stockholders	$(7.0)	$(19.4)	$(29.3)	$(59.8)
Net loss per share attributable to common stockholders, basic and diluted	$(0.84)	$(2.42)	$(3.56)	$(7.55)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	8,310,965	7,983,948	8,212,268	7,928,263

1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(5.6)	$(19.4)	$(26.0)	$(59.8)
Income tax provision	—	—	—	—
Interest expense, net	0.1	0.4	3.0	0.8
Depreciation and amortization	0.2	0.4	0.7	1.1
EBITDA	$(5.3)	$(18.6)	$(22.3)	$(57.9)
Restructuring costs	—	1.2	—	1.2
Common stock warrant liability adjustment	(2.4)	(2.9)	(2.7)	(4.8)
Stock-based compensation	2.2	1.8	7.6	8.4
Transaction costs	—	—	1.7	—
Adjusted EBITDA	$(5.5)	$(18.4)	$(15.6)	$(53.1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(5.6)	$(19.4)	$(26.0)	$(59.8)
Non-GAAP adjustments:
Restructuring costs	—	1.2		1.2
Common stock warrant liability adjustment	(2.4)	(2.9)	(2.7)	(4.8)
Stock-based compensation	2.2	1.8	7.6	8.4
Transaction costs	—	—	1.7	—
Adjusted net loss	$(5.8)	$(19.2)	$(19.3)	$(55.0)
Net loss per share attributable to common stockholders	$(0.84)	$(2.42)	$(3.56)	$(7.55)
Adjusted net loss per share attributable to common stockholders	$(0.70)	$(2.40)	$(2.35)	$(6.94)
Weighted average number of shares outstanding	8,310,965	7,983,948	8,212,268	7,928,263

1 Amounts may not sum due to rounding

Investors and Media
Mike Cavanaugh
ICR Westwicke
Phone: +1.617.877.9641
Email: mike.cavanaugh@westwicke.com
Source: Owlet, Inc.